Exhibit 8.1

ARNOLD & PORTER LLP	202.942.5000
202.942.5999 Fax

555 Twelfth Street, NW
Washington, DC 20004-1206

November 11, 2010

General Growth Properties, Inc.

(f/k/a New GGP, Inc.)

110 N. Wacker Drive

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as special REIT tax counsel to General Growth Properties, Inc., (f/k/a New GGP, Inc.) (the “Company”), a Delaware corporation, in connection with the registration of 155,250,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to the prospectus dated November 9, 2010 (the “Prospectus”) included in the Company’s Registration Statement on Form S-11 (Registration No. 333-168111) filed by the Company with the U.S. Securities and Exchange Commission (the “Registration Statement”), as amended through the date hereof. You have requested our opinion regarding the organization and operation of the Company and its wholly owned subsidiary, GGP, Inc. (f/k/a General Growth Properties, Inc.) (“Old GGP”), a Delaware corporation, in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In giving this opinion, we have examined the following:

•                  the Registration Statement and Prospectus;

•                  the Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

•                  the Certificate of Amendment of Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement;

•                  the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.3 to the Registration Statement;

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•                  the Amended and Restated Bylaws of the Company, filed as Exhibit 3.5 to the Registration Statement; and

•                  such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed with your consent that:

1.             Each of the documents referred to above has been or will be duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.             For the taxable year ending December 31, 2010 and future taxable years (and with respect to Old GGP only, for the taxable years ended December 31, 2005 through December 31, 2009), the Company and Old GGP have operated or will operate in a manner that will make, as the case may be, the factual representations relating to the ownership, operation, future method of operations, and compliance of the Company and Old GGP with the REIT provisions of Code and the Treasury Regulations (the “Regulations”) thereunder, as in effect as of the date hereof, contained in the certificates dated on or about the date hereof, and executed by a duly appointed officer of (i) the Company, (ii) Old GGP, (iii) GGP Real Estate Holding II, Inc., (iv) GGP, Inc. (f/k/a General Growth Properties, Inc.), (v) GGPLP Real Estate, Inc., (vi) GGP Ivanhoe, Inc., (vii) GGP-Natick Trust, (viii) GGP Holding II, Inc., (ix) GGP/Homart, Inc., and (x) Victoria Ward, Limited (collectively, the “Certificates”), true for such years;

3.             Neither the Company nor Old GGP will make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT under sections 856-860 of the Code for any taxable year; and

4.             No action will be taken by the Company or Old GGP after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we have relied upon the opinion of Weil, Gotshal & Manges LLP, dated as of November 3, 2010, as to certain federal income tax matters (the “Weil Opinion”).

In our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of our opinions rendered below. For the purposes of rendering these opinions, we have not made an independent investigation of the facts set forth in any documents delivered to us, including, without limitation, the Certificates. We have relied completely upon the Company’s representations that the information presented in such documents accurately reflects all material facts. In the course of our representation of the Company, we have not been made aware of any facts inconsistent with such factual representations. In addition, where such factual representations involve terms defined or used in the Code, the Regulations, published rulings of the Internal Revenue Service or other relevant authority, we have explained such terms to the Company’s representatives and are satisfied that the Company’s representatives understand such terms and are capable of making such factual representations.

Based on the Code, Regulations, documents, assumptions and statements set forth above, the opinions rendered in the Weil Opinion, and the factual representations set forth in the Certificates, we are of the opinion that:

(a)           Old GGP was organized in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 2005 through December 31, 2009, and its current method of operations, if continued, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2010 and each taxable year thereafter;

(b)           the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ending December 31, 2010, and

(c)           the Company’s proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT beginning with the Company’s taxable year ending December 31, 2010 and, if such operations are continued, for each taxable year thereafter.

We will not review on a continuing basis the Company’s or Old GGP’s compliance with the documents or assumptions set forth above, or the factual representations set forth in the Certificates. Accordingly, no assurance can be given that the actual results of the Company’s or Old GGP’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof and published court decisions and assume that none of these will change. No assurance, however, can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. You must judge for yourselves whether the matters addressed in this opinion letter are sufficient for your purposes. This letter speaks only of this date, and we undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter may not be distributed, or quoted in whole or in part, or otherwise reproduced in any document, or filed with any governmental agency, in each case without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Arnold & Porter LLP in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Arnold & Porter LLP
ARNOLD & PORTER LLP